Exhibit 99.1

Transport Corporation of America, Inc.
1715 Yankee Doodle Road
Eagan, MN 55121
Traded: Nasdaq: TCAM

COMPANY CONTACTS:
Michael Paxton Chairman, President and CEO (651) 686-2500	Keith Klein Chief Financial Officer (651) 686-2500

FOR IMMEDIATE RELEASE
Tuesday, February 7, 2006

TRANSPORT CORPORATION OF AMERICA
REPORTS FOURTH QUARTER RESULTS

MINNEAPOLIS, MINNESOTA, February 7, 2006 – Transport Corporation of America, Inc. (NASDAQ: TCAM), today announced revenues for the fourth quarter 2005 of $65.8 million, compared with 2004 fourth quarter revenues of $65.3 million. Excluding fuel surcharges, revenues decreased to $56.1 million from $58.6 million.

Fourth quarter 2005‘s net loss was $445,000, or $0.07 per share, compared with fourth quarter 2004 net income of $1.1 million, or $0.17 per diluted share. Results in the fourth quarter 2005 include one-time expenses related to the previously announced proposed merger with Goldner Hawn Johnson & Morrison Incorporated of $800,000 after taxes, or $0.12 per share.

Full Year Results

For the year ended December 31, 2005, Transport America announced revenues of $254.4 million, compared with 2004 revenues of $258.4 million. Excluding fuel surcharges, revenues decreased to $222.4 million from $239.9 million.

Net income for the year was $596,000, or $0.09 per diluted share, compared with a 2004 net income of $2.0 million, or $0.30 per diluted share. Results in 2005 include one-time expenses related to the pending merger of $979,000 after taxes, or $0.15 per diluted share, and a gain of $182,000 after taxes, or $0.03 per diluted share, relating to the sale of its Garland, Texas maintenance facility.

Proposed Merger

On October 27, 2005, the Company announced that it had signed a definitive merger agreement to be acquired by an affiliate of Minneapolis-based private equity investment firm, Goldner Hawn Johnson & Morrison Incorporated. On January 27, 2006, the Special Committee of the Board of Directors of Transport America issued notice of a special meeting of shareholders to be held on Tuesday, February 28, 2006; the purpose of which is to vote upon a proposal to approve the Agreement and Plan of Merger providing for the acquisition of Transport America by Patriot Holding Corp., a Minnesota Corporation controlled by Goldner Hawn Johnson & Morrison Incorporated. In light of these developments, the Company has determined to forego its normal quarterly conference call.

About Transport America

Transport Corporation of America, Inc., based in the Minneapolis — St. Paul metropolitan area, provides a wide range of truckload freight carriage and logistics services to customers in the United States, Mexico, and Canada. Transport America focuses on providing time-definite and other responsive services through its team of dedicated and committed employees supported by state-of-the-art technology and information systems.

This news release contains forward-looking statements regarding the Company. The Company wishes to caution readers not to place undue reliance on any forward-looking statements which speak only as of the date made. The following important factors, among other things, in some cases have affected and in the future could affect the Company’s actual results and could cause the Company’s actual financial performance to differ materially from that expressed in any forward-looking statement: (1) Transport America may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure of financing or the failure to satisfy the other closing conditions, (2) the highly competitive conditions that currently exist in the Company’s market and the Company’s ability to compete, (3) the Company’s ability to recruit, train, and retain qualified drivers, (4) increases in fuel prices, and the Company’s ability to recover these costs from its customers, (5) the impact of environmental standards and regulations on new revenue equipment, (6) changes in governmental regulations applicable to the Company’s operations, (7) adverse weather conditions, (8) accidents, (9) the financing and resale market for used revenue equipment, (10) changes in interest rates, (11) cost of liability insurance coverage, and (12) downturns in general economic conditions affecting the Company and its customers. The foregoing list should not be construed as exhaustive and the Company disclaims any obligation subsequently to revise or update any previously made forward-looking statements. Unanticipated events are likely to occur.

Financial Tables to Follow...

TRANSPORT CORPORATION OF AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Twelve Months ended December 31, 2005 and 2004
(In thousands, except share and per share amounts)

	Three Months (Unaudited)				Year To Date (Unaudited)

	2005		2004		2005		2004
	Amount	%	Amount	%	Amount	%	Amount	%

Operating revenues	$65,774	100.0	$65,303	100.0	$254,395	100.0	$258,408	100.0

Operating expenses:
Salaries, wages, and benefits	19,948	30.3	18,764	28.7	77,924	30.6	76,129	29.5
Fuel, maintenance, and other expense	14,584	22.2	11,904	18.2	51,009	20.1	42,909	16.6
Purchased transportation	17,617	26.8	18,822	28.8	72,007	28.3	79,144	30.6
Revenue equipment leases	373	0.6	374	0.6	1,568	0.6	1,266	0.5
Depreciation and amortization	5,743	8.7	6,064	9.3	22,548	8.9	23,757	9.2
Insurance, claims, and damage	2,352	3.6	2,672	4.1	8,585	3.4	12,496	4.8
Taxes and licenses	1,074	1.6	1,213	1.9	4,431	1.7	4,604	1.8
Communication	307	0.5	449	0.7	1,513	0.6	1,788	0.7
Other general and administrative expenses	2,424	3.7	2,409	3.7	9,913	3.9	9,634	3.7
Merger / Acquisition Expenses	813	1.2	0	0.0	1,104	0.4	0	0.0
Impairment of sublease office space	0	0.0	0	0.0	0	0.0	190	0.1
Loss (Gain) on disposition of property and equipment	(33)	(0.1)	47	0.1	(365)	(0.1)	25	0.0

Total operating expenses	65,202	99.1	62,718	96.0	250,237	98.4	251,942	97.5

Operating income	572	0.9	2,585	4.0	4,158	1.6	6,466	2.5

Interest expense, net	669	1.0	708	1.1	2,597	1.0	3,115	1.2

Earnings before income taxes	(97)	(0.1)	1,877	2.9	1,561	0.6	3,351	1.3

Income tax provision	348	0.5	741	1.1	965	0.4	1,314	0.5

Net earnings (loss)	$(445)	(0.7)	$1,136	1.7	$596	0.2	$2,037	0.8

Earnings (loss) per common share - basic	$(0.07)		$0.17		$0.09		$0.30

Earnings (loss) per common share - diluted	$(0.07)		$0.17		$0.09		$0.30

Average common shares outstanding
Basic	6,567,826		6,525,692		6,557,591		6,722,157
Diluted	6,567,826		6,665,496		6,694,228		6,841,195

TRANSPORT CORPORATION OF AMERICA, INC.
BALANCE SHEET
December 31, 2005 and 2004
(In Thousands)
Unaudited

ASSETS

	2005	2004

Current Assets:
Cash and cash equivalents	$7,461	$3,714
Trade receivables, net of allowances	24,607	24,610
Other receivables	2,473	1,170
Operating supplies	864	800
Deferred income taxes	4,684	6,316
Prepaid expenses	4,523	2,626

Total Current Assets	44,612	39,236

Revenue Equipment, At Cost	172,488	180,827
Less: accumulated depreciation	(68,080)	(80,077)

Revenue Equipment, Net	104,408	100,750

Property and Other Equipment:
Land, buildings, and improvements	15,195	16,516
Other equipment and leasehold improvements	19,177	21,219
Less: accumulated depreciation	(18,168)	(18,699)

Property and Other Equipment, Net	16,204	19,036

Revenue, Property and Other Equipment, Net	120,612	119,786

Other Assets, Net	1,573	2,056

Total Assets	$166,797	$161,078

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2005	2004

Current Liabilities:
Current maturities of Long Term Debt	$11,171	$7,965
Current maturities of Capital Lease Obligations	2,823	9,990
Accounts payable	3,974	5,026
Checks issued in excess of cash balances	2,398	1,871
Due to independent contractors	912	1,157
Accrued expenses	21,130	21,132

Total Current Liabilities	42,408	47,141

Long-Term Debt & Capital Lease Obligations
Long-term debt less current maturities	41,892	28,336
Capital lease obligations less current maturities	—	2,826

Total Long-Term Debt & Capital Lease Obligations	41,892	31,162

Deferred Income Taxes	25,331	26,504

Shareholders’ Equity:
Common stock	66	65
Additional paid-in capital	25,726	25,428
Retained earnings	31,374	30,778

Total Shareholders’ Equity	57,166	56,271

Total Liabilities and Equity	$166,797	$161,078

TRANSPORT CORPORATION OF AMERICA, INC.
Selected Consolidated Financial and Operating Data
Three and Twelve Months Ended December 31, 2005 and 2004

	Three Months		Twelve Months
	2005	2004	2005	2004

Operating Statistics
Company tractors, seated	903	860	903	860
Company tractors, other	130	159	130	159
Independent contractor	388	551	388	551

Total tractors (at end of period)	1,421	1,570	1,421	1,570
Trailers (at end of period)	4,316	4,897	4,316	4,897

Average company tractors in service	1,353	1,551	1,394	1,607
Total loaded miles (000's)	32,079	36,721	133,270	157,342
Total miles (000's)	35,931	41,441	149,560	176,722

Freight revenue per tractor per week*	$3,034	$2,924	$2,937	$2,880
Fuel surcharge per tractor per week	$577	$350	$453	$226

Operating revenue per tractor per week	$3,611	$3,274	$3,390	$3,106

Freight revenues per loaded mile*	$1.586	$1.532	$1.554	$1.494
Fuel surcharge per loaded mile	$0.303	$0.183	$0.240	$0.118

Operating revenues per loaded mile	$1.889	$1.715	$1.794	$1.612

Freight revenues per mile*	$1.416	$1.357	$1.385	$1.330
Fuel surcharge per mile	$0.270	$0.162	$0.214	$0.105

Operating revenues per mile	$1.686	$1.519	$1.599	$1.435

Average empty mile percentage	10.7%	11.4%	10.9%	11.0%
Average length of haul, all miles	657	664	658	682
Average annual revenues per non-driver employee (000's)	$693	$659	$660	$642

Financial Data (000's)
Freight revenue (excluding fuel surcharge)	$50,880	$56,251	$207,137	$235,095
Fuel surcharge revenue	9,710	6,718	31,973	18,485

Operating revenue (including fuel surcharge)	$60,590	$62,969	$239,110	$253,580
Logistics and other revenue	5,185	2,334	15,285	4,828

Total revenue	$65,775	$65,303	$254,395	$258,408

Capital expenditures, net of proceeds	$6,091	$5,377	$24,308	$19,027
Total debt and capital lease obligations	$55,886	$49,117	$55,886	$49,117

* Excluding fuel surcharge